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                                                            Exhibit 23.1







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479,
333-18009, 333-20667, 333-23415, 333-29217 and 333-35749), Form S-4
(Registration No. 333-17915) and Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453, 333-20669 and 333-29265).







ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  November 18, 1997.